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EXHIBIT 11
- - ----------

                    ROYAL APPLIANCE MFG. CO. AND SUBSIDIARIES

                                    FORM 10-Q

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS
                                                  ENDED MARCH 31,

                                                 1996        1995
                                              ---------   ----------
Net income (loss) applicable to
common shares (A)                            $      332   $   (2,378)
                                                 ======   ==========
Primary:

  Weighted average common shares
     outstanding for the period                  23,999       23,999

Dilutive stock options -
  based on the treasury stock
  method using average market
  price                                               0            0
                                             ----------   ----------
TOTALS                                           23,999       23,999
                                             ==========   ==========
Fully diluted:

  Weighted average shares outstanding            23,999       23,999
Dilutive stock options -

  based on the treasury stock
  method using the period-ended
  market price if higher than
  the average market price                          125            0
                                             ----------   ----------
TOTALS                                           24,124       23,999
                                             ==========   ==========
Income (loss) per common and
  common equivalent share:

  Primary                                    $      .01   $     (.10)

  Fully diluted (B)                          $      .01   $     (.10)

(A) Prior period amount has been restated to reflect a change in the valuation method of accounting for inventory from the LIFO method to the FIFO method.

(B) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required for statement of operations presentation because it results in dilution of less than 3 percent.

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